Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Annual Report on Form 10-K of NYFIX, Inc. for the annual period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Steven R. Vigliotti, as Chief Financial Officer of NYFIX, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NYFIX, Inc.

By:	/ s / Steven R. Vigliotti
Steven R. Vigliotti
Chief Financial Officer

Dated: March 17, 2008